SUB ITEM 77I


Effective September 18, 2008, the MFS Emerging Markets Equity Fund, MFS International Diversification Fund, MFS International Growth Fund, and MFS International Value Fund, each a series of MFS Series Trust X, established new classes of shares as described in
Post-Effective  Amendment  No. 67 to the  Registration  Statement
(File Nos. 33-1657 and 811- 4492), as filed with the Securities and Exchange Commission via EDGAR on September 25, 2008, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.